CREDIT AGREEMENT
(The Pueblo Bank and Trust Company d/b/a PB&T Bank Loan Number: 6670467347)

This Credit Agreement is entered into as of May 27, 2025, by and between **VENU HOLDING CORPORATION**, a Colorado corporation, as Borrower, and **THE PUEBLO BANK AND TRUST COMPANY D/B/A PB&T BANK**, together with its affiliates, successors and assigns, as Lender. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 1.1.

PRELIMINARY STATEMENT

WHEREAS, Borrower has requested, and Lender has agreed to extend, a draw down term loan on the terms and conditions of this Agreement; and

WHEREAS, Borrower has requested Lender enter into this Agreement and the other Loan Documents.

Now, Therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION.

Section 1.1. Definitions. The following terms when used herein shall have the following meanings:

"Advance" means a cash advancement under the Draw Down Term Loan Note.

"Advance Request" is defined in Section 2.2.

"Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

"Agreement" means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

"Anti-Terrorism Law" means any applicable law related to money laundering or financing terrorism including the USA Patriot Act, The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

"Assignment of Leases and Rents" shall mean the Assignment of Leases and Rents executed by Sunset Hospitality for the benefit of Lender of even date herewith, as the same may be amended, modified, restated or supplemented from time to time.

"Attorney's Fees and Costs" means attorneys' fees, costs and expenses, expert witness fees, investigation costs and expenses, court costs, receivership fees and costs, and disbursements.

"Authorized Delegate" means those Persons shown on Exhibit C attached hereto and any other Person subsequently designated by Borrower as an Authorized Delegate.

"Blocked Person" means any Person that (a) is publicly identified on the most current list of "Specially Designated Nationals and Blocked Persons" published by the Office of Foreign Assets Control of the US Department of the Treasury ("OFAC") or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (b) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other applicable law.

"Borrower" means Venu Holding Corporation, a Colorado corporation.

"Business Day" means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Denver, Colorado.

"Chattels" shall mean all goods, fixtures, equipment, building and other materials, supplies, and other tangible personal property of every nature now owned or hereafter acquired by Borrower and used, intended for use, or reasonably required in the construction, development, or operation of the Real Property, together with all accessions thereto, replacements and substitutions therefor, and proceeds thereof.

"Closing Date" means the first Business Day upon which or contemporaneously with each condition described in Section 6 shall be satisfied or waived in a manner reasonably acceptable to Lender.

"Closing Disbursement" is defined in Section 2.3.

"Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

"Collateral" shall mean, collectively, the (i) Real Property, Chattels, Intangible Personalty and all other assets of Borrower that may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate, (ii) the "collateral" as defined in the Security Agreement, and (iii) all other Property of Borrower now or hereafter pledged to Lender to secure repayment of any of the Obligations.

"Collateral Documents" means the Deed of Trust, the Assignment of Leases and Rents, the Security Agreement and all other security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations, or any part thereof.

"Commitment" means, up to Six Million and 00/100 Dollars ($6,000,000.00).

"Controlled Group" means all members of a controlled group of entities and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

"Conversion Date" means May 27, 2026.

"Credit Event" means an Advance under the Draw Down Term Loan.

"Cure Period" is defined in Section 8.1(b).

"Deed of Trust" shall mean the Deed of Trust, Security Agreement, Financing Statement and Assignment of Leases and Rents executed by Sunset Hospitality for the benefit of Lender of even date herewith, as the same may be amended, modified, restated or supplemented from time to time, securing a first lien position in the Real Property.

"Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

"Default Rate" is defined in Section 2.7.

"Distribution" means (a) with respect to any stock issued by such Person or any partnership, joint venture, limited liability company, membership or other interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock or partnership, joint venture, limited liability company, membership or other interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership, joint venture, limited liability company, membership or other interest of such Person, and (c) any other payment by such Person with respect to such stock, partnership, joint venture, limited liability company, membership or other interest of such Person.

"Draw Down Term Loan" means the Draw Down Term Loan described in Section 2.1 of this Agreement.

"Draw Down Term Loan Availability" shall mean, at any time, with respect to the Draw Down Term Loan, the Commitment minus the sum of the Advances.

"Draw Down Term Loan Note" shall mean that certain Draw Down Term Loan Promissory Note, of even date herewith, executed by Borrower and payable to Lender, in the principal amount of the Commitment, as the same may be amended, modified, supplemented or restated from time to time.

"Draw Down Term Loan Termination Date" means the earliest to occur of the following: (a) the Maturity Date of the Draw Down Term Loan, (b) the date Borrower prepays the Draw Down Term Loan in full in accordance with Section 2.6, or (c) the date on which the Commitment is terminated in whole pursuant to Section 8.2 and Section 8.3.

"Draw Period" means the period beginning on the Closing Date and ending on the earliest to occur of the following: (a) twelve (12) months from the Closing Date; (b) the date the Draw Down Term Loan is fully advanced; (c) the date Borrower prepays the Draw Down Term Loan in full in accordance with Section 2.6; or (d) the date on which the Commitment is terminated in whole pursuant to Section 8.2 and Section 8.3.

"Environmental Indemnity Agreement" shall mean the Environmental Indemnity Agreement signed by Borrower and Guarantors for the benefit of Lender, of even date herewith, as the same may be amended, modified, restated or supplemented from time to time.

"Environmental Laws" is defined in Section 7.12.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group which includes Borrower and which is treated as a single employer under Section 414 of the Code.

"ERISA Event" means (a) any Reportable Event; (b) a withdrawal by Borrower or any ERISA Affiliate from a Plan subject to § 4063 of ERISA during a plan year in which it was a substantial employer (as defined in § 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under § 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or the assertion by a Multiemployer Plan that Borrower or any ERISA Affiliate has Withdrawal Liabilities or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of § 432 of the Code or § 305 of ERISA; (d) the filing of a notice of intent to terminate or partially terminate a Plan with the PBGC or the actual termination or partial termination of a Plan subject to Title IV of ERISA, the treatment of a Plan amendment as a termination or partial termination under § 4041 of ERISA, the commencement of proceedings by the PBGC to terminate or partially terminate a Plan, or the termination or partial termination of a Multiemployer Plan under § 4041A of ERISA; (e) an event or condition that would reasonably be expected to constitute grounds under § 4042 of ERISA for the termination or partial termination of, or the appointment of a trustee to administer, any Plan; (f) an application for a funding waiver or an extension of any amortization period pursuant to § 412 of the Code with respect to any Plan; (g) a determination that any Plan is, or is expected to be, in "at risk" status (as defined in § 430(i)(4) of the Code or § 303(i)(4) of ERISA); (h) a non-exempt prohibited transaction with respect to any Plan for which Borrower is liable; or (i) a violation of the applicable requirements of § 404 or 405 of ERISA or the exclusive benefit rule under § 401(a)(2) of the Code by any fiduciary or disqualified Person with respect to any Plan for which Borrower is liable.

"Event of Default" is defined in Section 8.1.

"Excess Interest" is defined in Section 10.20.

"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

"Guaranty" means an Unconditional Guaranty of Payment executed by each Guarantor.

"Guarantor" means, individually, each of the Individual Guarantors, the K.M.R. Living Trust, dated November 19, 2012, as may be amended, the J.W.R. Living Trust, dated November 19, 2012, as may be amended, and any other Person who executes and delivers a Guaranty for the benefit of Lender, and "Guarantors" means, collectively, the Individual Guarantors, the K.M.R. Living Trust, dated November 19, 2012, as may be amended, the J.W.R. Living Trust, dated November 19, 2012, as may be amended, and any other Person who executes and delivers a Guaranty for the benefit of Lender.

"Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, or petroleum, and all other chemicals, wastes, substances and materials listed in, regulated by, subject to, or deemed hazardous or toxic under any Environmental Law.

"Improvements" shall mean all existing and future buildings, structures, facilities, fixtures, additions and similar construction to or on the Real Property.

"Individual Guarantors" means, individually or collectively, as the case may be Jay W. Roth, and Kilyn M. Roth, and "Guarantors" means, collectively, Jay W. Roth, and Kilyn M. Roth.

"Insurance" is defined in Section 7.4.

"Intangible Personalty" shall mean Borrower's right to use all trademarks and trade names and symbols or logos used in connection with the Real Property, or any modifications or variations, if any, in connection with the operation of the Improvements existing or to be constructed on the Real Property, together with the bankruptcy rights and all accounts, monies in the possession of Lender (including without limitation retainages and deposits for taxes and insurance), contract rights and general intangibles (whether now owned or hereafter acquired, and including proceeds thereof) relating to or arising from Borrower's ownership, use, operation, leasing, or sale of all or any part of the Real Property, specifically including but in no way limited to any right which Borrower may have or acquire to transfer any development rights from the Real Property to other real property, and any development rights which may be so transferred. Without limiting the generality of the foregoing, the following rights shall be included within the term "Intangible Personalty":

(a) All of Borrower's right, title and interest in and to all agreements and contracts now or hereafter entered into by Borrower with any and all contractors, subcontractors, materialmen, laborers and other Persons or entities, which relate in any way to the construction of Improvements on any part of the Real Property; and

(b) All of Borrower's right, title and interest in and to all plans and specifications used or which may be used to design and construct Improvements on any part of the Real Property. Nothing herein shall be construed as imposing on Lender or as constituting an assumption by Lender of, any obligation of Borrower under any of the foregoing contracts, agreements or documents.

"Lender" means The Pueblo Bank and Trust Company d/b/a PB&T Bank, its successors and assigns.

"Lender's Consultant" means such Person that Lender may, from time to time, select to serve as its construction consultant.

"Lender Party" is defined in Section 10.14.

"Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a capital lease.

"Loan Documents" means this Agreement, the Draw Down Term Loan Note, the Guaranties, the Collateral Documents, the Assignment of Plans and Specifications, the Consent of General Contractor Agreement, the Consent of Architects Agreement, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

"Loan Party" means, Borrower and each Guarantor, and "Loan Parties" means, collectively, Borrower and Guarantors.

"Material Adverse Effect" means: (a) a material adverse change in, or an event or existence of a condition which has material adverse effect upon, the financial condition of Borrower or any Guarantor, which results in the material impairment of the ability of Borrower or any Guarantor to perform any of their respective obligations under the Loan Documents; (b) a material impairment of the rights and

remedies of Lender under the Loan Documents; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against Borrower or any Guarantor of any Loan Document or the rights and remedies of Lender thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document.

"Material Plan" is defined in Section 8.1(i).

"Maturity Date of the Draw Down Term Loan" means May 27, 2031.

"Maximum Rate" is defined in Section 10.20.

"Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which Borrower or any ERISA Affiliate contributes or is obligated to contribute.

"Note Rate" shall mean, (i) for the period commencing on the Closing Date and ending on the Conversion Date, a fixed rate equal to the WSJ Prime Rate plus 100 basis points determined as of the Closing Date; and (ii) the then Note Rate shall reset on the Conversion Date, to the WSJ Prime Rate plus 25 basis points determined as of the Conversion Date.

"Obligations" is used herein in its most comprehensive sense and means all of Borrower's liabilities, obligations, and indebtedness to Lender of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and however evidenced, created, incurred, acquired, or owing, whether individually or collectively, direct or indirect, joint or several, absolute or contingent, related or unrelated, primary or secondary, fixed or otherwise (including obligations of performance), including all principal, interest, fees and indemnities, and whether arising or existing under written agreement, oral agreement or operation of law, including, but not limited to: (a) all of Borrower's indebtedness, liabilities and obligations to Lender under or in respect of this Agreement or any other Loan Document; (b) all liabilities, obligations, and indebtedness (without duplication): (i) arising out of overdrafts on checking, deposit or other accounts or electronic funds transfers (whether through wire transfers, automatic clearing houses or otherwise) or out of Lender's non-receipt of, or inability to collect, funds or otherwise not being made whole in connection with depository transfer checks or other similar arrangements, (ii) under all treasury and cash management agreements with Lender or any Affiliate of Lender, and (iii) under credit, debit and like card agreements or arrangements with Lender or any Affiliate of Lender; and (c) all expenses and Attorney's Fees and Costs incurred by Lender or any Affiliate of Lender.

"OFAC" is defined in Section 1.1 in the definition of Blocked Account.

"PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

"Permits" is defined in Section 2.3(b).

"Permitted Liens" shall mean the Liens described in Section 7.9.

"Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

"Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of Borrower or any ERISA Affiliate.

"Prohibited Activities" is defined in Section 7.25.

"Property" means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries.

"Real Property" shall mean Sunset Hospitality's interest in the tracts of land described in Exhibit "A" attached hereto, together with all of Sunset Hospitality's right, title and interest to the following:

(a) All buildings, structures, and Improvements now or hereafter located on such tracts, as well as all rights-of-way, easements, and other appurtenances thereto;

(b) Any land lying between the boundaries of such tracts and the center line of any adjacent street, road, avenue, or alley, whether opened or proposed;

(c) All of the rents, income, receipts, revenues, issues and profits of and from such tracts and Improvements;

(d) In any (i) water and water rights (whether decreed or undecreed, tributary, nontributary or not nontributary, surface or underground, or appropriated or unappropriated); (ii) ditches and ditch rights; (iii) spring and spring rights; (iv) reservoir and reservoir rights; (v) well rights, whether adjudicated or evidenced by any well or other permit; (vi) decreed or pending plan or augmentation or water exchange plan; and (vii) shares of stock in water, ditch and canal companies and all other evidence of such rights, which are now owned or hereafter acquired by Sunset Hospitality and which are appurtenant to or which have been used in connection with such tracts or Improvements, if any;

(e) All oil and gas rights, minerals, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above such tracts, if any, which are now owned or hereafter acquired by Sunset Hospitality;

(f) All machinery, apparatus, equipment, fittings, fixtures (whether actually or constructively attached, and including all trade, domestic, and ornamental fixtures) now or hereafter located in, upon, or under such tracts or Improvements and used or usable in connection with any present or future operation thereof, including but not limited to all equipment for the purposes of supplying or distributing heating, air-conditioning, freezing, lighting, gas, water, air, laundry, incinerating and power equipment, all elevators and related machinery; including but not limited to engines; pipes; pumps; tanks; motors; conduits; switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, cooking, and communications apparatus; boilers, water heaters, ranges, furnaces, and burners; appliances; vacuum cleaning systems; elevators; escalators; shades; awnings; screens; storm doors and windows; stoves; refrigerators; attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies; and all additions thereto and replacements therefor;

(g) All development rights associated with such tracts, whether previously or subsequently transferred to such tracts from other real property or now or hereafter susceptible of transfer from such tracts to other real property;

(h) Any and all insurance proceeds, and any and all awards, including interest, previously and hereafter made to Sunset Hospitality for taking by eminent domain or by

agreement in lieu of any such action of the whole or any part of such parcel or any easements used in connection with such parcel; and

(i) All other and greater rights and interests of every nature in such tracts and in the possession or use thereof and income therefrom, whether now owned or subsequently acquired by Sunset Hospitality.

"Related Party" means any owner, Subsidiary or Affiliate of Borrower, or any Subsidiary of an Affiliate of Borrower or any entity wherein Borrower is a partner, member or shareholder and Borrower owns a controlling or majority interest in said entity, or any entity that is under common ownership with Borrower.

"Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

"Security Agreement" means that certain Security Agreement, of even date herewith, between Borrower and Lender, as the same may be amended, modified, supplemented or restated from time to time.

"Solvent" means, with respect to any Person, such Person (a) owns Property whose total fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose total present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not "insolvent" within the meaning of Section 101(32) of the United States Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Document, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. "Fair salable value" means the amount that could be obtained for Property within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested unrelated buyer who is willing (but under no compulsion) to purchase.

"Subsidiary" or "Subsidiaries" shall mean as to any Person (a) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned, directly or indirectly through Subsidiaries, by such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a fifty percent (50%) interest in total equity, total income and/or total ownership interest of such entity at any time.

"Subordinated Debt" means any indebtedness of Borrower which has been subordinated by written agreement to the Obligations owed by Borrower to Lender in form and substance satisfactory to Lender in Lender's reasonable discretion.

"Sunset Hospitality" means Sunset Hospitality Collection LLC, a Colorado limited liability company.

"Title Policy" is defined in Section 6.

"U.S. Dollars" and "$" each means the lawful currency of the United States of America.

"Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

"Uniform Commercial Code" means Article 9 of the Uniform Commercial Code for the State of Colorado as of the date of this Agreement.

"USA Patriot Act" is defined in Section 10.24.

"Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

"Withdrawal Liabilities" means the aggregate amount of the liabilities to Borrower or any ERISA Affiliate, if any, pursuant to § 4201 of ERISA if Borrower or any ERISA Affiliate made a complete or partial withdrawal from all Multiemployer Plans and any increase in contributions to a Multiemployer Plan by Borrower or any ERISA Affiliate pursuant to § 4243 of ERISA.

"WSJ Prime Rate" means, at the time of any determination, the variable interest rate published from time to time by the Wall Street Journal as the "prime rate" as quoted in the Wall Street Journal "Money Rates" table; each change in the Wall Street Journal prime rate shall be effective on the date such change is published. If multiple prime rates are quoted in the table, then the highest prime rate will be the WSJ Prime Rate. If the Wall Street Journal prime rate is unavailable or is no longer quoted, Lender may select such replacement index as approximates the Wall Street Journal prime rate. The WSJ Prime Rate may not necessarily represent the lowest interest rate charged by Lender for commercial or other extensions of credit. The WSJ Prime Rate shall change from time to time, and such changes shall be effective without prior notice to Borrower.

Section 1.2. Interpretation. Any word herein which is expressed in the masculine, feminine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural. The words "hereof," "herein," and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context in which used clearly requires otherwise, in each Loan Document, "or" has the inclusive meaning represented by the phrase "and/or", and the words "shall" and "will" have the same meaning and effect as "must" and indicate a requirement or obligation. Use of the word "including" shall mean "including, without limitation" unless otherwise specifically expressed. All certifications made or signatures provided by any authorized representative of each such Borrower shall be made and given by any such Person in such capacity as an officer, and not in any individual or personal capacity. All references to time of day herein are references to Denver, Colorado time unless otherwise specifically provided. All references in this Agreement or any other Loan Document to (a) the preamble or any section means, unless the context otherwise requires, the preamble or a section of this Agreement or (b) any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

SECTION 2. THE CREDIT FACILITIES.

Section 2.1. Commitments. Subject to the terms and conditions of this Agreement and the other Loan Documents, from time to time prior to the end of the Draw Period and provided no Event of Default shall exist or the occurrence of any event which, with the giving of notice or the passage of time, or both, will become an Event of Default hereunder, Lender will make available Advances against the Draw Down Term Loan up to the amount of the Commitment as long as Borrower complies with the requirements of Section 2.2, 2.3 and 2.4 below; provided, however, no Advance shall be made if the Advance would exceed the Draw Down Term Loan Availability. The Draw Down Term Loan is not a revolving credit; amounts advanced and repaid by Borrower may not be re-advanced.

Section 2.2. Disbursement of Draw Down Term Loan. Subject to the terms and conditions of this Agreement and the Loan Documents, prior to the Draw Down Term Loan Termination Date, and provided no Event of Default shall exist or the occurrence of any event which, with the giving of notice or the passage of time, or both, will become an Event of Default hereunder, Borrower may request Advances of the Draw Down Term Loan, each request for an Advance of a Draw Down Term Loan, in substantially the form set forth on Exhibit A ("Advance Request"), as may be amended from time to time, executed by an Authorized Delegate of Borrower, and shall be accompanied by such information as Lender may require from time to time, in its reasonable discretion. Except as otherwise set forth herein and subject to the express conditions set forth herein, if Lender has received an Advance Request for a new draw by 2:00 p.m. (Denver time), Lender shall make available Draw Down Term Loan proceeds in funds immediately available at the office of Lender in Louisville, Colorado not later than 10:00 a.m. (Denver time) on the Business Day following the date of such Advance Request. If Lender receives an Advance Request for a new draw after 2:00 p.m. (Denver time), Lender shall make available Draw Down Term Loan proceeds in funds immediately available at the office of Lender in Louisville, Colorado not later than 10:00 a.m. (Denver time) two (2) Business Days after the date of Advance Request. Lender shall make the proceeds of each new draw available to Borrower at the office of Lender in Louisville, Colorado , by depositing such proceeds of such Advance Request into any of Borrower's accounts maintained with Lender and shall be disbursed through the Title Company or as Borrower and Lender may otherwise agree.

Section 2.3. Conditions Precedent to Disbursement of an Advance. Unless waived by Lender, in addition to the Conditions Precedent set forth in Section 6 of this Agreement, no funding of any Advance shall be made by Lender to Borrower until Borrower provide to Lender, at least five (5) days before the date of the requested Advance, for Lender's review and approval, in Lender's reasonable discretion, until:

(a) an Advance Request;

(b) Evidence satisfactory to Lender that all permits, licenses and governmental approvals ("Permits"), issued by the appropriate governmental authority, have been issued, are in full force and all fees therefor have been fully paid or, if the stage of the improvements does not allow the issuance of all such Permits, then Borrower shall provide evidence, satisfactory to Lender that as the improvements progresses Borrower will promptly obtain and deliver to Lender such Permits as and when they become available;

(c) an invoice (with no mark-up on pass-through costs) for the hard and soft costs, contracts or other supporting data as Lender may require from the contractor and/or subcontractors requesting payment;

(d) Lender shall be satisfied with the continuing accuracy of the construction budget in all material respects;

(e) Lender and Lender's Consultant, after completion of monthly inspections, shall be satisfied with percentage of the improvements complete and the percentages disbursed are within acceptable ranges, in Lender's reasonable discretion;

(f) Borrower provide conditional lien waivers covering all work for which disbursement is to be made to a date specified therein, and unconditional lien waivers covering all work done to the date of the preceding Advance; and

(g) Borrower shall certify to Lender, as part of the Advance Request, that:

(i) Borrower has not received notice and has no knowledge of any liens or claims of lien either filed or threatened against the Real Property except the liens of Lender and those which are specifically identified in writing to Lender;

(ii) all proceeds of the Advance Request will be applied to payment of approved costs and expenses;

(iii) the total amount of each Advance Request represents the actual amount payable to the third-parties who have performed work or to Lender for payments due hereunder;

(iv) the amount of all Advance Requests will not exceed the Draw Down Term Loan Availability;

(v) no Event of Default, or condition or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, exists under this Agreement or any other Loan Document;

(vi) the representations and warranties contained herein are true and correct; and

(vii) all amounts shown as previous payments have been paid to the parties entitled to such payment.

Section 2.4. Conditions Precedent to Final Disbursement. In addition to the Conditions Precedent set forth in Section 2.3 and Section 6 of this Agreement, the final disbursement shall be subject to compliance with the following:

(a) Borrower and Lender's Consultant certifying in writing to Lender that the improvements have been fully and satisfactorily completed;

(b) All subcontractors and each contractor shall have supplied Lender with interim or final sworn statements and full and complete waivers of all mechanics' lien claims;

(c) Lender shall have received such date down endorsements to the title policy as Lender may require;

(d) All fixtures and equipment required for the operation of the premises shall have been installed free and clear of all liens, title retention agreements and security interests except security interests granted to Lender; and

(e) All other requirements of this Agreement shall have been complied with.

Section 2.5. Interest on the Draw Down Term Loan and Principal Payments. Borrower shall make the following payments on the Draw Down Term Loan:

(a) Interest Only Payments Until the Conversion Date. Subject in all cases to the terms and conditions of this Agreement, for the period beginning on the Closing Date and ending with the payment due on the Conversion Date, the Draw Down Term Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the unpaid principal amount thereof from the date such Draw Down Term Loan is advanced until maturity (whether by acceleration or otherwise) at a the Note Rate (including at the Default Rate, if applicable) from time to time in effect, payable in arrears without notice or demand commencing on July 1, 2025, and continuing on the 1st day of each calendar month thereafter.

(b) Regularly Scheduled Monthly Payments of Principal plus Interest. Subject in all cases to the terms and conditions of this Agreement, on the Conversion Date the Draw Down Term Loan shall convert to an amortizing loan and until the date the Draw Down Term Loan is paid in full, the Draw Down Term Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the unpaid principal amount thereof at a rate per annum equal to the Note Rate (including at the Default Rate, if applicable). Borrower shall repay the Term Loan to Lender in fifty-nine (59) equal monthly payments of principal and interest, with the monthly payment determined on the Conversion Date and based on a twenty (20) year amortization schedule, with payments beginning on the 1st day of the month following the Conversion Date and continuing on the 1st day of each calendar month thereafter during the term of this Agreement.

(c) Draw Down Term Loan Termination Date. Notwithstanding anything to the contrary contained herein or in any other Loan Document, if not sooner paid as set forth herein or in any of the other Loan Documents, the entire unpaid outstanding balance of the Draw Down Term Loan, together with interest and any other unpaid charges, shall mature and become due and payable by Borrower on the Draw Down Term Loan Termination Date.

Section 2.6. Prepayments. Borrower may prepay in whole or in part any of the Draw Down Term Loan at any time without payment of any penalty or premium. Any prepayments received in accordance with this Section 2.6 will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make regularly scheduled payment due hereunder. Rather, such prepayment will reduce the principal balance due.

Section 2.7. Default Rate and Late Fees. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of the Draw Down Term Loan until paid in full at a rate per annum equal to the sum of five percent (5.0%) per annum plus the Note Rate then in effect, for so long as such Event of Default shall be continuing (the "Default Rate"). No delay by Lender in electing to receive interest at the Default Rate after an Event of Default or at maturity or after acceleration shall be deemed a waiver by Lender of such right. In addition to default interest, if any payment of a payment of principal or interest is ten (10) days or more late (including at maturity), Borrower will be charged a late fee equal to ten percent (10.0%) of the regularly scheduled

payment (including the balance at maturity). While any Event of Default exists or after acceleration, interest shall be paid upon the demand of Lender. No delay by Lender in electing to receive interest at the Default Rate after an Event of Default or at the Maturity Date of the Draw Down Term Loan shall be deemed a waiver by Lender of such right. The interest rate will not exceed the maximum rate permitted by applicable law.

Section 2.8. Collateral. The repayment of the Obligations shall be secured by a perfected first priority security interest in all the Collateral (subject to Permitted Liens) and all other Property of Borrower now or hereafter pledged to Lender to secure repayment of any of the Obligations.

Section 2.9. Note. The Draw Down Term Loan shall be evidenced by the Draw Down Term Loan Note.

Section 2.10. Protective Advances. Lender may initiate an advance in its sole discretion for any reason when an Event of Default exists or after the Down Term Loan Termination Date, without Borrower's compliance with any of the conditions of this Agreement, and (a) disburse the proceeds directly to any Person in order to protect Lender's interest in Collateral or to perform any of Borrower's obligations under this Agreement, or (b) apply the proceeds to the amount of any Obligations then due and payable to Lender.

SECTION 3. FEES AND EXPENSES.

Section 3.1. Transaction Fees and Expenses. Borrower shall pay to Lender on the Closing Date, all of Lender's reasonable costs and expenses, including without limitation reasonable Attorney's Fees and Costs, *Uniform Commercial Code and other public record searches, lien filings, title insurance, recording fees, Federal Express or similar express or messenger delivery costs for work done with respect to the preparation and negotiation of the Loan Documents. Borrower agrees and acknowledges that the fees outlined in this Section are earned fully as of the Closing Date and will not be subject to refund, except as required by law.*

Section 3.2. Upfront Closing Fee. On the Closing Date Borrower shall pay to Lender a one-time non-refundable upfront closing fee equal to Sixty Thousand and 00/100 Dollars ($60,000.00) for the Draw Down Term Loan and certain other loans to Lender. Borrower agrees and acknowledges that the fees outlined in this Section are earned fully as of the Closing Date and will not be subject to refund, except as required by law.

Section 3.3. Inspection Fees. At Lender's option and request, Borrower shall pay to Lender reasonable fees and out-of-pocket costs incurred in connection with inspection of the Collateral performed by Lender or its agents or representatives as more particularly described in Section 7.7; provided, however, Borrower shall only be required to reimburse Lender for such fees and out-of-pocket expenses no more often than once per year, unless an Event of Default has occurred and is continuing.

SECTION 4. PLACE AND APPLICATION OF PAYMENTS.

Section 4.1. Place of Payment. All payments of principal and interest on the Draw Down Term Loan and of all other Obligations payable by Borrower under this Agreement and the other Loan Documents shall be made by Borrower to Lender by no later than 2:00 p.m. (Denver time) on the due date thereof by auto debit or in person at the office of Lender located at The Pueblo Bank and Trust Company d/b/a PB&T Bank, 415 E. Pikes Peak, Colorado Springs, CO 80903 (or such other location as Lender may reasonably designate to Borrower). Any payments received after 2:00 p.m. (Denver time) on the due date thereof shall be deemed to have been received by Lender on the next Business Day.

Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under the Draw Down Term Loan Note, and Borrower will remain obligated to pay any further amount owed to Lender. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim.

Section 4.2. Authorization for Direct Payment. To effectuate any payment due under this Agreement, Borrower hereby authorizes Lender to initiate debit entries to any of Borrower's deposit accounts maintained by Lender and to debit the same to such deposit account. This authorization to initiate debit entries shall remain in full force and effect until Lender has received written notification of its termination in such time and in such manner as to afford Lender a reasonable opportunity to act on it. Borrower represents that Borrower is and will be the owner of all funds in such deposit accounts. Borrower acknowledges (a) that such debit entries may cause an overdraft of one or more deposit accounts, which overdraft may result in Lender's refusal to honor items drawn on such deposit account until adequate deposits are made to such deposit account; (b) that Lender is under no duty or obligation to initiate any debit entry for any purpose; and (c) that if a debit is not made because the above-referenced deposit account does not have a sufficient available balance, or otherwise, the payment may be late or past due.

Section 4.3. Application of Payments. Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by Lender after acceleration or the final maturity of the Obligations or termination of the Commitment as a result of an Event of Default shall be remitted to Lender and distributed as follows:

(a) first, to the payment of any outstanding reasonable costs and expenses incurred by Lender, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens maintained by Lender on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all reasonable costs and expenses of a character which Borrower has agreed to pay Lender pursuant to this Agreement;

(b) second, to the payment of any outstanding interest and fees due under the Loan Documents;

(c) third, to the payment of principal on the Draw Down Term Loan Note;

(d) fourth, to the payment of all other unpaid Obligations; and

(e) finally, to Borrower or whoever else may be lawfully entitled thereto.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER.

Borrower represents, warrants and covenants to Lender that all representations, warranties and covenants of Borrower contained in this Agreement shall be true at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true, except where such representations or warranties expressly relate to an earlier date, until the repayment in full of all of the Obligations and termination of this Agreement. Borrower represents and warrants to Lender as follows:

Section 5.1. Organization and Qualifications. Borrower is validly existing under the laws of the State of its formation and is duly licensed or qualified and in good standing in each jurisdiction in

which the nature of the business conducted by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

Section 5.2. Authority and Validity of Obligations. Borrower has full right and authority to enter into this Agreement and the other Loan Documents to which it is a party, to grant to Lender the Liens described in the Collateral Documents to which it is a party, and to perform all of its obligations hereunder and under the other Loan Documents to which it is a party. The Loan Documents delivered by Borrower have been duly authorized, executed, and delivered by Borrower and constitute valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by Borrower of any of the matters and things herein or therein provided for, (a) violate or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon Borrower or any organizational documents of Borrower, (b) violate or constitute a default under any covenant, indenture or agreement of or affecting Borrower, in each case where such violation or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien upon the Collateral other than the Liens granted in favor of Lender pursuant to the Collateral Documents or Permitted Liens.

Section 5.3. Use of Proceeds; Illegal Activities; Margin Stock. Borrower shall use the proceeds of the Draw Down Term Loan for improvement of the Real Property. Borrower is not engaged in any illegal activities as determined under applicable federal, state or local law, and no part of the proceeds of the Draw Down Term Loan will be used in the furtherance of any illegal activities. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Draw Down Term Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Section 5.4. Financial Reports. The financial statements most recently provided to Lender by Borrower have been prepared on a consistent basis and fairly present the financial condition of Borrower as of the date of such statements and the results of its operations and changes in financial position for the respective periods then ended in conformity with GAAP applied on a consistent basis. As of the dates of such financial statements, Borrower has no material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since the date of such statements, there has been no material adverse change in the business, operations, Property, assets or condition, financial or otherwise, Borrower.

Section 5.5. Full Disclosure. The written statements and information furnished to Lender in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by Lender to provide all or part of the financing contemplated hereby do not, as of the date of this Agreement, contain any untrue statements of a material fact or omit to state a material fact necessary to make the material statements contained therein not misleading in light of the circumstances in which they are made, Lender acknowledging that as to any projections furnished, Borrower only represents that the same were prepared on the basis of information and estimates Borrower believed to be reasonable at the time such projections were prepared.

Section 5.6. Governmental Authority and Licensing. Borrower has received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct its business, except in each case, where the failure to obtain or maintain the same could not

reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which could reasonably be expected to result in revocation or denial of any material license, permit or approval of Borrower is pending or, to the knowledge of Borrower, threatened against Borrower unless such revocation or denial could not reasonably be expected to have a Material Adverse Effect.

Section 5.7. Good Title. Borrower has, or immediately after the closing of the transactions contemplated hereby will have, good and defensible beneficial title to the Collateral it has pledged to Lender, subject to no Liens other than Permitted Liens.

Section 5.8. Litigation and Other Controversies. Except as has been disclosed to Lender in writing, there is no litigation, suit, proceeding, arbitration, governmental investigation or controversy pending, nor to the knowledge of Borrower threatened, against Borrower which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. All tax returns (if any) required to be filed by or on behalf of Borrower in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees, and other governmental charges upon Borrower or any of its property (including, but not limited to, the payment of Real Property taxes as more fully set forth in the Deed of Trust), which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves have been provided or such tax returns for which the failure to file and such taxes, assessments, fees, and other governmental charges for which the failure to pay could not reasonably be expected to result in a Material Adverse Effect. Borrower does not know of any proposed additional tax assessment against Borrower for which adequate provisions have not been made. Adequate provisions on the books of Borrower have been made for taxes which are being contested in good faith by Borrower for all open years, and for its current fiscal period.

Section 5.10. Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary for the valid execution, delivery or performance by Borrower of any Loan Document, except for the filing of financing statements as contemplated by the Loan Documents, such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect or where the absence of such authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, or approval or consent of any other Person could not reasonably be expected to have a Material Adverse Effect.

Section 5.11. Investment Company. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Section 5.12. Compliance with Laws. Borrower is in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to its Property or business operations, except where any such non-compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Borrower has received no notice from any governmental authority that its operations are not in compliance with any of the requirements of applicable Environmental Laws or is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment, where any such non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.13. Trademarks, Franchises, and Licenses. Borrower owns, possesses, or has the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct its businesses as now conducted, without conflict known to Borrower with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person that could reasonably be expected to have a Material Adverse Effect.

Section 5.14. Affiliate Transactions. Borrower is not a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to Borrower than generally available on an arms-length basis from unrelated third parties.

Section 5.15. ERISA. Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Borrower has no contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Article 6 of Title I of ERISA. No ERISA Event has occurred or is reasonably expected to occur.

Section 5.16. USA Patriot Act, OFAC and other Regulations. No Loan Party, any of its Subsidiaries, any of the Affiliates or respective authorized representatives of such Loan Party, Subsidiary or Affiliate:

(a) has (i) violated any Anti-Terrorism Laws or (ii) engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development's Financial Action Task Force on Money Laundering.

(b) that is acting or benefiting in any capacity in connection with the Draw Down Term Loan is a Blocked Person.

(c) that is acting or benefiting in any capacity in connection with the Draw Down Term Loan (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Blocked Person, (ii) deals in, or otherwise engages in any transaction related to, any Property or interests in Property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 5.17. Other Agreements. Borrower is not in default under the terms of any covenant, indenture or agreement of or affecting Borrower, which default if uncured could reasonably be expected to have a Material Adverse Effect.

Section 5.18. Solvency. Borrower is Solvent, able to pay its debts as they become due, and has sufficient capital to carry on its business and all businesses in which it is about to engage.

Section 5.19. No Default. No Default or Event of Default has occurred and is continuing.

Section 5.20. Real Property. With respect to the Real Property, Borrower represents and warrants that upon execution of this Agreement, and at Closing:

(a) Borrower has no knowledge of any material violations of applicable city, county, state and/or federal subdivision, zoning, building and/or public health codes, ordinances, laws, rules and regulations and any recorded covenants in force with respect to the Real Property.

(b) The Real Property is fit for the particular use or purpose that it is intended in connection with the business of Borrower, and there are no material defects with respect to any of the Improvements on the Real Property.

(c) If the Real Property is located in a flood zone, Borrower will obtain adequate levels of flood insurance as determined in Lender's sole discretion.

(d) There is no litigation or proceeding pending or, to the best of Borrower's knowledge, threatened against the Real Property.

(e) Except as disclosed to Lender, to Borrower's knowledge, the Real Property presently complies, in all material respects, with all applicable local, state and federal Environmental Laws. Except as disclosed to Lender ad to the best of Borrower's knowledge, the Real Property does not now contain and to Borrower's actual knowledge has not contained any underground storage tanks, material amounts of any Hazardous Substance, in violation of Environmental Laws. Except as disclosed to Lender ad to the best of Borrower's knowledge, the Real Property is not listed on any state or federal environmental remediation priority list. Borrower has used no Hazardous Substance at the Real Property nor has Borrower permitted any other Person to do so except in accordance, in all material respects, with the Environmental Laws.

(f) Borrower is not a "foreign person" within the meaning of Section 1445 of the Code, or under any comparable state statutes which are applicable to this transaction.

(g) Borrower has not granted any rights to third parties to lease, excavate, mine, purchase, possess or otherwise use the benefits of any portion of the Real Property (except use of the Real Property in the ordinary course of Borrower's business).

SECTION 6. CONDITIONS PRECEDENT.

The obligation of Lender to advance the Draw Down Term Loan shall be subject to the following conditions precedent:

Section 6.1. All Credit Events. At the time of the initial Credit Event and each subsequent Credit Event hereunder:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time, except to the extent the same expressly relate to an earlier date;

(b) there shall have been no material adverse change in the financial condition or operations of Borrower or any Guarantor which could reasonably be expected to result in the occurrence of a Material Adverse Effect;

(c) Lender shall have received this Agreement duly executed by Borrower;

(d) Lender shall have received the Draw Down Term Loan Note duly executed by Borrower;

(e) Lender shall have received from Borrower or such other signatory, dated as of the date hereof, duly executed Guaranty's, duly executed Collateral Documents, together with UCC financing statements to be filed against each such debtor, as grantor, in favor of Lender, as secured party, and any other Loan Documents, and any other documentation requested by Lender in order to obtain and perfect its Liens on the Collateral;

(f) Lender shall have received copies of Borrower's organizational documents, certified as being true, correct and complete;

(g) Lender shall have received copies of resolutions of Borrower, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the Persons authorized to execute such documents on such Person's behalf, all certified in each instance by an authorized representative of Borrower;

(h) Lender shall have received a copy of a certificate of good standing for Borrower (dated no earlier than thirty (30) days prior to the date hereof) from the office of the Secretary of the State of the State of its organization;

(i) Lender shall have received evidence of the binding coverage of the Insurance indicating Lender as an additional insured, mortgagee and/or lender loss payee, as its interests may appear;

(j) Lender shall have received the transaction fees called for by Section 3.1;

(k) Lender shall have received the upfront closing fees called for by Section 3.2;

(l) Lender shall have received flood certificates for the Real Property and evidence of flood insurance for any portion of the Real Property located in a flood zone;

(m) Lender shall have received an ALTA Loan Policy-07-30-21 (or in such other form as Lender may approve), with Amendments, Lender's title commitment in form and substance reasonably acceptable to Lender issued by Land Title Guarantee Company, with all preprinted exceptions deleted, insuring the Deed of Trust to be a valid Lien upon the fee title to the applicable Real Property, and in each case shall provide for no Liens against the Real Property except as reasonably approved by Lender, and shall include such title insurance endorsements or other protections as Lender may reasonably request (the "Title Policy");

(n) Borrower shall be maintaining operating and cash management accounts with Lender;

(o) Lender shall have received such appraisals, evaluations, collateral exams and certifications as it may reasonably require in order to satisfy itself as to the value of the Collateral, the financial condition of Borrower, and the lack of material contingent liabilities of Borrower;

(p) Lender shall have received financing statement, tax, and judgment lien search results against Borrower evidencing the absence of Liens on the Collateral except for Permitted Liens;

(q) All legal matters incident to this Agreement and the Loan Documents shall be reasonably satisfactory to Lender and its counsel; and

(r) Lender shall have received such other agreements, instruments, documents, certificates, and opinions as Lender may reasonably request.

SECTION 7. COVENANTS OF BORROWER.

Borrower agrees that, so long as the Obligations remain outstanding, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 10.12:

Section 7.1. Maintenance of Business. Borrower shall preserve and maintain its existence. Borrower shall preserve and keep in force and effect all licenses, permits, approvals, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business except where the failure to do so could reasonably be expected to have a Material Adverse Effect.

Section 7.2. Maintenance and Repair of Property and Chattels. Borrower shall maintain and preserve, its assets (including, but not limited to, the Real Property) in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of Borrower's business.

Section 7.3. Taxes and Assessments. Borrower shall duly pay and discharge all taxes, rates, assessments, fees, and governmental charges of any kind or nature upon or against it, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves are provided therefore or would not be expected to have a Material Adverse Effect.

Section 7.4. Insurance. Borrower shall insure and keep insured, with sound and reputable insurance companies reasonably acceptable to Lender, all of the insurable Collateral and other insurable assets owned by it which is of a character usually insured by Persons similarly situated and operating like businesses against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated; and Borrower shall insure such other hazards and risks with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses (the "Insurance"). Borrower shall, upon the request of Lender, provide a certificate setting forth in summary form the nature and extent of the Insurance. All policies of Insurance (i) shall name Lender as an additional named insured, mortgagee and/or loss payee, as its interest may appear, (ii) shall cover Borrower and any other Persons or entities having an interest in the Collateral, as their interests may appear, (iii) shall insure the named insureds against insurable liabilities for loss, injury, damage or claims caused by, arising out of or in connection with the ownership, possession, operation or maintenance of the Collateral, (iv) shall provide that if such insurance is canceled for any reason, or if such insurance is allowed to lapse for nonpayment of premiums, such cancellation or lapse shall not be effective as to Lender for thirty (30) days after receipt by Lender of written notice from the insurers of such cancellation or lapse, (v) shall be primary without right of contribution from any other insurance which may be carried by Lender, and (vi) shall expressly provide that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured (provided that such policies shall not operate to increase the insurer's limit of liability). Upon request, Borrower shall furnish to Lender original policies, certificates or other appropriate evidence of the Insurance coverage required hereby and evidence that the applicable premium has been paid.

In the event the Real Property is ever found to be in a flood zone, Borrower hereby agrees to obtain flood insurance as is customary for similarly situated real property in such amounts and with such

deductibles and under policies in such form as shall be reasonably satisfactory to Lender. In the event Borrower does not obtain or maintain the flood insurance as required in this paragraph within thirty (30) days after written notice of such failure is received from Lender, Lender shall be permitted to purchase such flood insurance, at Borrower's sole cost and expense.

Borrower hereby agrees to direct all insurers under the Insurance to pay all proceeds payable thereunder to Lender and all proceeds received by Lender shall be delivered to Borrower for the sole purpose of replacing or repairing the damaged Collateral, except if an Event of Default has occurred and is continuing in which case such proceeds may be applied to the Obligations in such order and manner as Lender shall reasonably determine. Upon the occurrence and during the continuance of an Event of Default, Borrower irrevocably, makes, constitutes and appoints Lender (and all authorized representatives, employees or agents designated by Lender) as Borrower's true and lawful attorney-in-fact (and agent-in-fact) for the purpose of making, settling and adjusting claims with respect to any Collateral under the Insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of the Insurance payable in with respect to any Collateral and making all determinations and decisions with respect to the Insurance with respect to any Collateral. In the event that Lender is entitled hereunder to receive proceeds under the Insurance, Lender will have no obligation to see to the proper application of any Insurance proceeds paid over to Borrower, nor will any such proceeds received by Lender bear interest or be subject to any other charge for the benefit of Borrower. Upon the occurrence and during the continuance of any Event of Default, Lender may, prior to the application of any Insurance proceeds, commingle them with Lender's own funds and otherwise act with regard to such proceeds as Lender may determine in Lender's sole discretion.

If Borrower at any time or times hereafter shall fail to obtain or maintain any of the Insurance or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain the Insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. All sums disbursed by Lender in connection with any such actions, including without limitation reasonable Attorney's Fees and Costs, and other charges relating thereto, shall constitute Obligations hereunder and shall be payable on demand by Borrower to Lender and, until paid, shall bear interest at the Default Rate.

If Lender shall at any time so request following any Event of Default and during the continuance of any such Event of Default, Borrower will immediately deposit with Lender an amount equal to 1/12th of the amount which Lender estimates will be required to make the next annual payments of the premium for the policies of Insurance referred to in this Section, multiplied by the number of whole and partial months which have elapsed since the most recent policy anniversary date for each such policy. Thereafter, with each monthly payment under the Draw Down Term Loan Note, Borrower will deposit an amount equal to 1/12th of the amount which Lender estimates will be required to pay the next required annual premium for each Insurance policy referred to in this Section. The purpose of these provisions is to provide Lender with sufficient funds on hand to pay all such premiums thirty (30) days before the date on which they become past due. Lender will apply the amounts so deposited to the payment of such Insurance premiums when due, but in no event will Lender be liable for any interest on any amounts so deposited, and the money so received may be held and commingled with Lender's own funds.

Section 7.5. Reporting. Borrower shall maintain a standard system of accounting, in accordance with GAAP, and shall furnish to Lender and its duly authorized representatives such information respecting the business and financial condition of Borrower as Lender may reasonably request in writing; and without any request, shall furnish or cause to be furnished to Lender:

(a) as soon as available, and in any event by May 15th of each calendar year, Borrower shall provide to Lender a copy of its federal income tax return, together with all schedules and exhibits and, if filed, any requests for extensions. If an extension is filed, a copy of the extension must be provided to Lender within thirty (30) days of filing and a copy of the completed federal income tax return together with all schedules and exhibits must be provided to Lender within thirty (30) days of filing such extended return;

(b) as soon as available, and in any event by May 15th of each calendar year, each Individual Guarantor shall provide to Lender a copy of its federal income tax return, together with all schedules and exhibits and, if filed, any requests for extensions. If an extension is filed, a copy of the extension must be provided to Lender within thirty (30) days of filing and a copy of the completed federal income tax return together with all schedules and exhibits must be provided to Lender within thirty (30) days of filing such extended return;

(c) as soon as available, and in any event no later than thirty (30) days after the end of each calendar year end, each Individual Guarantor shall provide to Lender an updated personal financial statement listing each of such Individual Guarantor's assets and liabilities, including contingent liabilities, in such detail as Lender may reasonably require, and shall be certified by each such Individual Guarantor;

(d) promptly after knowledge thereof shall have come to the attention of any responsible authorized representative of Borrower, written notice of (i) any material change in the condition, financial or otherwise, of Borrower or any Guarantor; (ii) any threatened or pending litigation or governmental or arbitration proceeding or controversy of or relating to the Collateral which, if determined adversely, could reasonably be expected to have a Material Adverse Effect; (iii) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against Borrower which, if determined adversely, could reasonably be expected to have a Material Adverse Effect or (iv) the occurrence of any Default or Event of Default hereunder; and

(e) such other information (including non-financial information) as Lender may from time to time reasonably request.

Section 7.6. Financial Covenants. Borrowers shall at all times comply with the following financial covenants: None.

Section 7.7. Inspection of the Business and Collateral. Borrower shall permit Lender, and its duly authorized representatives and agents, during regular business hours and with not less than twenty-four (24) hours' prior notice (except in the case of an emergency or after the occurrence of an Event of Default), to visit and inspect the Collateral, any of its books and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees, independent public accountants (and by this provision Borrower hereby authorizes such accountants to discuss with Lender the finances and affairs of Borrower), or Affiliates at such reasonable times and intervals as Lender may request and with reasonable prior written notice to Borrower; provided, however, Lender may conduct inspections without prior written notice to Borrower if an Event of Default has occurred and is continuing.

Section 7.8. Location of the Collateral. Upon the occurrence and during the continuance of an Event of Default, Borrower hereby covenants and agrees to notify Lender of the location of the

Collateral, excluding the Intangible Personalty, within five (5) days following receipt of written demand from Lender.

Section 7.9. Liens. Borrower shall not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust, or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of Borrower's properties (including investment properties and Subsidiaries), or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for permitted liens or as otherwise provided in this Agreement (collectively, "Permitted Liens"). Permitted Liens shall include:

(a) Liens arising by statute;

(b) mechanics', workmen's, materialmen's, landlords', warehousemen's, carriers' or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c) Liens granted in favor of Lender pursuant to the Collateral Documents;

(d) Liens resulting from taxes which have not yet become delinquent, and as to which adequate reserves have been provided;

(e) leases or licenses with respect to such Collateral;

(f) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and which do not materially detract from the value of such property or impair the use thereof in the business of Borrower;

(g) Permitted exceptions to the Title Policy; and

(h) such other Liens as may be permitted by Lender in writing.

Section 7.10. Borrowings and Guaranties. Without the prior written consent of Lender, Borrower shall not issue, incur, assume, create or have outstanding any indebtedness for borrowed money (including leases), or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate (other than in the ordinary course of business) any claim or demand it may have to the claim or demand of any other Person; provided, however, *that the foregoing shall not restrict nor operate to prevent:*

(a) the Obligations of Borrower to Lender of any kind or nature;

(b) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(c) current accounts payable in the ordinary course of Borrower's business;

(d) indebtedness between and among Borrower and Borrower's wholly owned subsidiaries;

(e) fixtures or equipment (excluding inventory) purchased and financed within the ordinary course of business; and

(f) obligations arising in connection with Permitted Liens.

Section 7.11. Compliance with Laws. Borrower shall comply in all respects with the requirements of all federal, state, and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its assets or business operations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or result in a Lien upon the Collateral (except Permitted Liens).

Section 7.12. Environmental Matters; Reporting. Borrower shall, and shall cause its Subsidiaries to, carry on their business and operations so as to comply and remain in compliance, in all respects, with all applicable Environmental Laws including, without limitation, laws or regulations relating: (i) to releases, discharges, emissions or disposals to air, water, land or groundwater; (ii) to the withdrawal or use of groundwater; (iii) to the use, handling or disposal of Hazardous Substances, including, without limitation, polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde; (iv) to the treatment, storage, disposal or management of Hazardous Substances, and any other solid, liquid or gaseous substance, exposure to which is prohibited, limited or regulated, or may or could pose a hazard to the health and safety of the occupants of any of Borrower's or Subsidiaries' real properties or any real Property adjacent to Borrower's or Subsidiaries' real properties; (v) to the exposure of Persons to Hazardous Substances; and (vi) to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any order, injunction, judgment, declaration, notice or demand issued thereunder (collectively, "Environmental Laws"), except to the extent any non-compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or result in a Lien upon the Collateral (except Permitted Liens).

Borrower will observe and comply in all material respects with all Environmental Laws to the extent noncompliance could result in a Material Adverse Effect. Borrower will give Lender prompt written notice of any (i) violation of any Environmental Laws by Borrower and/or (ii) of the commencement of any judicial or administrative proceeding relating to any Environmental Laws, in each case (a) in which an adverse determination or result could result in the revocation of any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by Borrower, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) which will or threatens to impose a material liability on Borrower to any Person or which will require a material expenditure by Borrower to cure any alleged violation.

Borrower agrees to indemnify, defend and hold Lender, and its successors and assigns, harmless against and from any and all liabilities, claims and losses resulting, directly or indirectly, from a breach of this Section and Borrower will pay or reimburse Lender for all reasonable costs and expenses, including reasonable Attorney's Fees and Costs required or requested by Lender in Lender's reasonable discretion, to insure compliance with this Section. This obligation to indemnify shall survive the payment of all Obligations.

Section 7.13. ERISA. Borrower shall promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of the Collateral (other than Permitted Liens). Borrower shall promptly notify Lender of the occurrence of an ERISA Event.

Section 7.14. Change in the Nature of Business. Borrower shall not engage in any business or activity if as a result the general nature of the business of Borrower would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.

Section 7.15. Mergers, Consolidations and Sales. Borrower shall not liquidate or dissolve, merge or consolidate with or into, acquire any other business organization, or transfer, lease or otherwise dispose of all or any part of its assets, except in the ordinary course of Borrower's business, in each case without the prior written consent of Lender, which shall not be unreasonably withheld.

Section 7.16. Investments, Acquisitions, Loans and Advances. Borrower shall not, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to (other than for travel advances and other similar cash advances made to employees in the ordinary course of business), any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, *that the foregoing shall not apply to nor operate to prevent:*

(a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

(b) investments in commercial paper rated at least P-l by Moody's and at least A-l by S&P maturing within one year of the date of issuance thereof;

(c) investments in certificates of deposit issued by Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

(d) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

(e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above;

(f) accounts receivable arising in the ordinary course of business; and

(g) any notes or instruments received in settlement of amounts owed to Borrower.

In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof less any amounts retained in respect of such investment or acquisition (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

Section 7.17. Burdensome Contracts with Affiliates. Borrower shall not enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to Borrower than would be generally available on an arms-length basis from unrelated third parties.

Section 7.18. Subordinated Debt. Without the prior written consent of Lender, Borrower shall not (a) amend or modify any of the terms or conditions relating to Subordinated Debt, (b) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof, (c) make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations (for purposes of the Agreement, any prepayment of any Subordinated Debt shall be deemed prohibited, regardless of any language to the contrary contained in any agreement related to any Subordinated Debt), or (d) make any payments if a Default or Event of Default has occurred and is continuing or would exist after giving effect to such payment and any Subordinated Debt holder may not call a default or pursue any default action with respect to the Subordinated Debt. Borrower covenants and agrees to enter into a subordination agreement with any Subordinated Debt holder.

Section 7.19. Distributions. Borrower may make Distributions as long as no Event of Default exists or would occur as a result of such payment.

Section 7.20. Use of Proceeds. Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 5.3.

Section 7.21. Notification of Default. Immediately upon becoming aware of the existence of any condition or event which constitutes and Event of Default, or any condition of event which would upon notice or lapse of time, or both, constitute and Event of Default, Borrower shall give Lender written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

Section 7.22. Capital Expenditures. Borrower may make capital expenditures in or ordinary course of its business so long as no Event of Default exists or would exist after giving effect to such capital expenditures.

Section 7.23. Ownership Repurchase. Borrower shall not purchase or repurchase, in whole or part, any owner of Borrower's ownership interest without the prior written consent of Lender.

Section 7.24. Material Notices. Borrower shall give Lender prompt written notice of any and all (a) litigation, arbitration or administrative proceedings to which affects the Collateral; (b) other matters which have resulted in, or might result in a material adverse change in the Collateral of the financial condition or business operations of Borrower, and (c) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower or any of its properties.

Section 7.25. Prohibited Activities. Borrower shall not use, occupy, or permit the use or occupancy of any portion of the Real Property by Borrower or any lessee, tenant, licensee, permitee, agent, or any other Person in any manner that would be a violation of any applicable federal, state or local law or regulation, regardless of whether such use or occupancy is lawful under any conflicting law, including without limitation any law relating to the use, sale, possession, cultivation, manufacture, distribution or marketing of any controlled substances or other contraband (whether for commercial, medical, or personal purposes), or any law relating to the use or distribution of marijuana (collectively, "Prohibited Activities"). If Borrower becomes aware that any lessee is likely engaged in any Prohibited Activities, Borrower shall, in compliance with applicable law, terminate the applicable lease and take all actions permitted by law to discontinue such activities. Failure by Borrower to comply with this Section shall constitute a material non-curable default. In addition and not by way of limitation, Borrower shall indemnify, defend and hold Beneficiary, and its successors and assigns, harmless from and against any and all loss, claim, damage, liability, fine, penalty, cost or expense (including attorneys' fees and

expenses) arising from, out of or related to any Prohibited Activities by Borrower or any lessee, tenant, licensee, permitee, agent, or any other Person. This indemnity includes, without limitation any claim by any governmental entity or agency, any lessee, or any third person, including any governmental action for seizure or forfeiture.

Section 7.26. Cost Overruns. Borrower covenants and agrees to fund any cost overruns associated with any improvements relating to the Real Property.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

Section 8.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

(a) default (i) in the payment when due of all or any part of the principal or interest of the Draw Down Term Loan Note (whether at the stated maturity thereof or at any other time provided for in this Agreement), or (ii) in the payment of fees payable hereunder, and, in each case, such default shall continue for a period of the earlier of (A) five (5) Business Days following the due date thereof, or (B) five (5) Business Days following Lender's written request thereof, or (iii) default for a period of five (5) Business Days in the payment when due of any other Obligation payable under any Loan Document;

(b) default in the observance or performance of any other provision hereof or of any other Loan Document or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become actually known to any authorized representative of Borrower, (ii) written notice thereof is given to Borrower by Lender, or (iii) such other time period as set forth in Sections 8.1(f), 8.1(g) or 8.1(h) ("Cure Period"); provided that if such default is of such a nature that it is not reasonably susceptible to cure within the Cure Period, then within a reasonable time thereafter provided Borrower shall have begun to cure such default within the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for up to thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate;

(c) any representation or warranty made herein or in any other Loan Document or in any certificate furnished to Lender pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

(d) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected Lien in favor of Lender in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof or Permitted Liens;

(e) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against Borrower or against any of its assets (including the Collateral), and, in each case, which remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, unless the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves have been provided;

(f) Borrower shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, unless Borrower can cause the same to be removed and cured within sixty (60) days from the date thereof, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its assets, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(g);

(g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower, or any substantial part of any of its assets, or a proceeding described in Section 8.1(f)(v) shall be instituted against Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

(h) the death of any Individual Guarantor, the dissolution of a Guarantor, any Guarantor is not Solvent, the appointment of a receiver for any part of any Guarantor's Property, any assignment for the benefit of creditors, any type of creditor workout, the commencement of any proceeding under any bankruptcy or insolvency laws by or against a Guarantor, or any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Guarantor or against any of its assets, and, in each case, which remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, unless the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves have been provided; provided, however, upon the death of an Individual Guarantor, Borrower shall have a period of forty-five (45) days to provide a replacement Individual Guarantor acceptable to Lender in Lender's reasonable determination;

(i) the occurrence of an ERISA Event or Borrower or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $100,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against Borrower or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(j) any adverse change in the financial condition of Borrower or any Guarantor which is reasonably likely to result in the occurrence of a Material Adverse Effect;

(k) the occurrence of a material default or an event of default, that extends beyond any cure period, under any other loan agreement, extension of credit, security agreement, or any other agreement between Borrower and any other lender;

(l) Borrower is not Solvent; and

(m) the occurrence of a material default or an event of default under any other agreement between Borrower and Lender (including but not limited to any corporate credit cards and overdrafts) or between any Guarantor and after in each case after the expiration of any notice or cure period, and in each case now existing or hereafter arising.

Section 8.2. Immediate Default and Acceleration. Upon the occurrence of an Event of Default described in Section 8.1(f) or Section 8.1(g), the Draw Down Term Loan and the other financial accommodations extended to Borrower by Lender pursuant to the Loan Documents shall immediately terminate and all Obligations, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which Borrower hereby waives.

Section 8.3. Effect of Default. When any Event of Default has occurred and is continuing, after the expiration of any cure periods, Lender may, by written notice to Borrower:

(a) terminate the remaining Commitments and all other obligations of Lender hereunder on the date stated in such notice (which may be the date thereof);

(b) if an Event of Default under Section 8.1(f) or Section 8.1(g) of the Credit Agreement shall occur, then the outstanding principal of and the accrued interest on the Draw Down Term Loan Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof;

(c) declare the then outstanding principal of and the accrued interest on the Draw Down Term Loan Note to be forthwith due and payable and thereupon all outstanding amounts, including principal and interest, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind;

(d) with or without accelerating the maturity of the Draw Down Term Loan, Lender may sue from time to time for any amount due under any of the Loan Documents;

(e) seek to enforce any rights and remedies set forth in this Agreement, the Draw Down Term Loan Note, the Collateral Documents and any other of the Loan Documents against Borrower and nothing contained in this Agreement or any exercise by Lender of any right or remedy pursuant to this Agreement or any of the other Loan Documents shall modify or limit any obligations or liabilities of Borrower under this Agreement, the Draw Down Term Loan Note or any of the other Loan Documents;

(f) make any payment or perform any other obligation under the Loan Documents which Borrower has failed to make or perform, and Borrower hereby irrevocably appoints Lender as the true and lawful attorney-in-fact for Borrower to make any such payment and perform any such obligation in the name of Borrower. All payments made and expenses (including reasonable Attorney's Fees and Costs) incurred by Lender in this connection, together with interest thereon at the Default Rate from the date paid or incurred until repaid, will be part of the Obligations and

will be immediately due and payable by Borrower to Lender. In lieu of advancing Lender's own funds for such purposes, Lender may use any funds of Borrower which may be in Lender's possession, including but not limited to, insurance or condemnation proceeds and amounts deposited for taxes, insurance premiums, or other purposes;

(g) notwithstanding the availability of legal remedies, Lender will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Borrower to cure or refrain from repeating any default;

(h) exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law with respect to the Chattels, Intangible Personalty and Fixtures, including but not limited to taking possession of, holding, and selling the Chattels and enforcing or otherwise realizing upon any accounts and general intangibles, in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Loan Documents and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. Any requirement for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Lender's giving of such notice to Borrower at least fifteen (15) days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made;

(i) exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Loan Documents and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law;

(j) exercise or pursue any other remedy or cause of action permitted at law or in equity or under this Agreement or any other Loan Document, including, but not limited to, foreclosure of the Deed of Trust and enforcement of all Loan Documents and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law;

(k) surrender the insurance policies maintained pursuant to the terms hereof, or any part thereof, and receive and apply any unearned premiums as a credit on the Obligations and, in connection therewith, Borrower hereby appoints Lender (or any officer of Lender) as the true and lawful agent and attorney-in-fact for Borrower (with full powers of substitution), which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable, to collect such premiums; and

(l) nothing contained in this Agreement or any exercise by Lender of any right or remedy pursuant to this Agreement or any of the other Loan Documents, shall modify or limit any obligations or liabilities of Borrower under the Deed of Trust, the Draw Down Term Loan Note or any of the other Loan Documents. Borrower hereby agrees and acknowledges that Lender may seek to enforce any rights and remedies set forth in this Agreement, the Deed of Trust, the Draw Down Term Loan Note and any other of the Loan Documents against Borrower.

Section 8.4. Expenses. Borrower agrees to pay to Lender, and any other holder of the Draw Down Term Loan Note outstanding hereunder, all reasonable costs and expenses reasonably incurred or paid by Lender or any such holder, including reasonable Attorney's Fees and Costs, *in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the*

United States Bankruptcy Code involving Borrower as a debtor thereunder) or in connection with the perfection and the continuation of the perfection of Lender's Lien on the Collateral or in connection with the release of any of the Liens of Lender on the Collateral.

SECTION 9. CHANGE IN CIRCUMSTANCES.

Section 9.1. Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to Lender of any fees or other amounts payable hereunder (other than taxes imposed on the overall net income of Lender by any federal, state or local governmental authority with jurisdiction over Lender), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by Lender or shall impose on Lender any other condition affecting this Agreement, and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining the Draw Down Term Loan or to reduce the amount of any sum received or receivable by Lender hereunder or under the Draw Down Term Loan Note (whether of principal, interest or otherwise) by an amount reasonably deemed by Lender to be material, then Borrower shall pay to Lender upon demand such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered, as determined in Lender's reasonable discretion. A certificate of Lender setting forth the amount or amounts necessary to compensate Lender shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay to Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(b) If the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or any lending office of Lender) or Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital or on the capital of Lender's holding company which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies and the policies of Lender's holding company with respect to capital adequacy) by an amount reasonably deemed by Lender to be material, then from time to time Borrower shall pay to Lender such additional amount or amounts as will compensate Lender or Lender's holding company for any such reduction suffered.

(c) A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender or its holding company as specified in Sections 9.1(a) or (b) above, as the case may be, shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate delivered by it within ten (10) days after delivery of the same.

(d) Failure on the part of Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of Lender's right to demand compensation with respect to such period or any other period; provided, however, such demand must be made within one (1)

year from the date the right to demand accrued. The protection of this Article shall be available to Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

SECTION 10. MISCELLANEOUS.

Section 10.1. Cross-Collateralization. All obligations of Borrower to Lender are cross-collateralized such that any and all of the Collateral securing any note, and any subsequent promissory notes issued hereunder, and any subsequent agreements between Borrower and Lender, are deemed to secure each note and all of the other obligations and such that any and all of the collateral securing any of the Obligations are deemed to secure each note and the other obligations. Any of the collateral for each note or for any of the Obligations can, therefore, be utilized to satisfy, in full or in part, each note or the obligations, or any of them, as Lender in its sole discretion deems appropriate.

Section 10.2. No Waiver, Cumulative Remedies. Except as otherwise set forth in the Loan Documents, no delay or failure on the part of Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of Lender and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 10.3. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 10.4. Documentary Taxes. Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

Section 10.5. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 10.6. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to Lender of amounts sufficient to protect the yield of Lender with respect to the Draw Down Term Loan, including, but not limited to, Sections 8.4, 9.1 and 10.14, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 10.7. Notices. Any notice required or desired to be given hereunder shall be in writing and shall be considered effective, if by personal delivery, when delivered, if by nationally recognized overnight carrier, when delivered if prior to 5:00 p.m. local time of the recipient on a Business Day, or if not, at 9:00 a.m., local time on the next Business Day, if mailed by certified mail, return receipt requested, postage prepaid, upon first attempted delivery by the U.S. Postal Service after mailing, or if by email communication with delivery confirmation, when received if prior to 5:00 p.m., local time of the recipient

on a Business Day, or if not, 9:00 a.m. local time on the next Business Day, addressed as follows (or any other address that the party to be notified may have designated to the sender by like notice):

<u>To Borrower:</u>

Venu Holding Corporation
Attn: Jay W. Roth
1755 Telstar Drive, Ste. 501
Colorado Springs, CO 80920
Email: jwroth@venu.live

<u>To Lender:</u>

The Pueblo Bank and Trust Company d/b/a PB&T Bank
Attention: Justen Powell, Market President - Colorado Springs
415 E. Pikes Peak
Colorado Springs, CO 80903
Email: jepowell@pbandt.bank

Section 10.8. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10.9. Successors and Assigns. This Agreement shall be binding upon Lender and Borrower and their respective successors and permitted assigns, and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, including any subsequent holder of any of the Obligations. Borrower may not assign any of its rights or obligations under any Loan Document without the written consent of Lender.

Section 10.10. Participants. Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Draw Down Term Loan held at any time and from time to time to one or more other Persons. Any party to which such a participation has been granted shall have the benefits of Section 9.1 hereof. Borrower authorizes Lender to disclose to any participant or prospective participant under this Section, any financial or other information pertaining to Borrower.

Section 10.11. Assignments. Lender shall have the right at any time, to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Draw Down Term Loan Note) to one or more commercial banks or other financial institutions or investors. Borrower hereby authorizes Lender to disclose to any purchaser or prospective purchaser of an interest in the Draw Down Term Loan under this Section any financial or other information pertaining to Borrower.

Section 10.12. Amendments and Waivers. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender.

Section 10.13. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 10.14. Costs and Expenses; Indemnification. In addition to the expenses set forth in Section 3.1, Borrower agrees to pay all reasonable costs and expenses of Lender in connection with the administration of this Agreement, including, without limitation the reasonable Attorney's Fees and Costs *incurred by Lender in the exercise of any right or remedy available to it under this Agreement and reasonable* Attorney's Fees and Costs *incurred by Lender, in connection with the preparation and*

execution of any amendment, waiver or consent to the Loan Documents related thereto. Borrower further agrees to indemnify Lender, and its directors, officers, employees, agents, attorneys, financial advisors, and consultants (each, a "Lender Party") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of the Draw Down Term Loan, other than those which arise from (a) the gross negligence, bad faith or willful misconduct of Lender Party claiming indemnification, or (b) any material breach or material violation of the Loan Documents by Lender Party (or its agents) claiming indemnification. Borrower, upon demand by Lender at any time, shall reimburse Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence, bad faith or willful misconduct of the party to be indemnified. The obligations of Borrower under this Section shall survive the termination of this Agreement.

Section 10.15. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, and to the extent permitted by applicable law, upon the occurrence of any Event of Default, Lender and each subsequent holder of any Obligation is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by Lender or that subsequent holder to or for the credit or the account of Borrower, whether or not matured, against and on account of the Obligations of Borrower to Lender or that subsequent holder under the Loan Documents.

Section 10.16. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 10.17. Governing Law. This Agreement and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Colorado. The parties hereby submit to the exclusive jurisdiction of the United States District Court for the District of Colorado and of any Colorado state court sitting in the City and County of Denver, Colorado or in the county or counties where the Real Property is located for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Borrower and Lender irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 10.18. Waiver of Jury Trial. ***IN CONSIDERATION OF LENDER'S DECISION TO APPROVE THE DRAW DOWN TERM LOAN, LENDER AND BORROWER, HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR ANY LOAN DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS***

AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

Section 10.19. Severability of Provisions. Any provision of this Agreement or any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 10.20. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Draw Down Term Loan or other obligations outstanding under this Agreement or any other Loan Document ("Excess Interest"). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) Borrower or any guarantor or endorser shall not be obligated to pay any Excess Interest, (c) any Excess Interest that Lender may have received hereunder shall, at the option of Lender, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither Borrower nor any guarantor or endorser shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of the Obligations of Borrower is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Obligations of Borrower shall remain at the Maximum Rate until Lender has received the amount of interest which Lender would have received during such period on the Obligations of Borrower had the rate of interest not been limited to the Maximum Rate during such period.

Section 10.21. Construction. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

Section 10.22. Further Assurance. Borrower hereby covenants and agrees to execute and deliver to Lender upon request, and pay the costs of preparation thereof, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement or any of the other Loan Documents.

Section 10.23. Relationship of the Parties. Nothing contained in this Agreement and no action taken by Lender pursuant hereto shall be deemed to constitute Lender and Borrower as a partnership, association, joint venture or other entity.

*Section 10.24. USA Patriot Act. Pursuant to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "*USA Patriot Act*"), Lender hereby notifies Borrower and any Guarantor that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify, and record information that identifies Borrower and any Guarantor, which information includes the name and address of Borrower and any Guarantor and other information that will allow Lender to identify Borrower in accordance with the USA Patriot Act.*

[Signature Page to Follow]

This Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

"BORROWER"

VENU HOLDING CORPORATION
a Colorado corporation

By: ____________________________
Name: Jay W. Roth
Title: Authorized Representative

"LENDER"

THE PUEBLO BANK AND TRUST COMPANY D/B/A PB&T BANK

By: ____________________________
Name: Justen Powell
Title: Market President - Colorado Springs

[Signature Page to Credit Agreement]

Exhibit A

Real Property Description

LOT 2, POLARIS POINTE SOUTH FILING NO. 4, ACCORDING TO THE PLAT RECORDED JUNE 27, 2023, UNDER RECEPTION NO.223715157, COUNTY OF EL PASO, STATE OF COLORADO.

Real Property Address: 12970 Spectrum Sun VW, Colorado Springs, CO 80921.

Exhibit B

Form of Draw Down Term Loan Advance Request

This request ("Advance Request") is delivered by **VENU HOLDING CORPORATION**, a Colorado corporation ("Borrower"), pursuant to Section 2.2 of the Credit Agreement, dated as of May 27, 2025 (as may be amended, supplemented, amended and restated, or modified from time to time, the "Credit Agreement") between Borrower and **THE PUEBLO BANK AND TRUST COMPANY D/B/A PB&T BANK**, its successors and assigns, as Lender. Terms used herein, unless otherwise defined herein, shall have the meanings provided in the Credit Agreement.

Borrower hereby requests an advance under the Credit Agreement in the amount of $________________ to be made available on ____________________ ("Advance Date").

Lender is instructed to disburse the proceeds of such Advance into Borrower's Account Number __________________ held with Lender.

Borrower herby certifies, represents and warrants to Lender that:

1. No Default or Event of Default has occurred and was continuing;

2. Borrower's Representations and Warranties contained in Section 5 of the Credit Agreement remain true and correct as of the Advance Date.

3. The Covenants contained in Section 7 of the Credit Agreement remain true and correct as of the Advance Date.

4. The requested Advance, when made, will not with respect to the Draw Down Term Loan, cause the outstanding principal balance of the Draw Down Term Loan to exceed the Commitment for the Draw Down Term Loan and no Advance Request for a Draw Down Term Loan will exceed the Loan Availability then in effect.

"BORROWER"

VENU HOLDING CORPORATION
a Colorado corporation

By: ____________________
Name: ____________________
Title: Authorized Representative

Exhibit C

Authorized Delegates

- ____________________
- ____________________
- ____________________
- ____________________

EN22130.Public-22130 4920-4815-3128v3
5/20/2025